Exhibit 3.51
Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “CADBURY SCHWEPPES AMERICAS LLC” FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A. D. 2008, AT 11:27 O’ CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE SEVENTH DAY OF MAY, A.D. 2008, AT 11:59 O’ CLOCK P.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
4254407 8100V 080513140 You may verify this certificate online at corp. delaware. gov/authver.shtml	AUTHENTICATION: DATE:	6573951 05-07-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:27 AM 05/07/2008
FILED 11:27 AM 05/07/2008
SRV 080513140 – 4254407 FILE
CERTIFICATE OF FORMATION
OF
CADBURY SCHWEPPES AMERICAS LLC
     This Certificate of Formation of Cadbury Schweppes Americas LLC dated May 7, 2008, is executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act. The undersigned certifies as follows:
     FIRST: The name of the limited liability company formed hereby (hereinafter referred to as the “Company”) is Cadbury Schweppes Americas LLC. The Company is being formed in connection with the conversion of Cadbury Schweppes Americas Inc. to a limited liability company (the “Conversion”), and is being filed simultaneously with the Certificate of Conversion of Cadbury Schweppes Americas Inc. to the Company.
     SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     FOURTH: The effective time and date of the conversion shall be 11:59 p.m. Eastern Time on May 7, 2008.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ James L. Baldwin

James L. Baldwin
Authorized Person